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                                                                     EX-99.14(x)

                              [BAIRD LETTERHEAD]




Robert W. Baird & Co. Incorporated ("Baird") hereby consents to the inclusion in the Joint Proxy Statement/Prospectus of Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Commercial Corporation, Allied Capital Lending Corporation and Allied Capital Advisers, Inc., filed as a part of this Registration Statement on Form N-14 of Allied Capital Lending Corporation, of its opinion dated August 14, 1997, and to the references made to Baird in the sections of such Proxy Statement/Prospectus entitled "The Merger Proposal-- Board Considerations--The Considerations of Each Company--Allied Lending" and "Financial Advisers". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                     ROBERT W. BAIRD & CO. INCORPORATED

                                     By: /s/ STEVEN P. KENT
                                        ---------------------------------------


September 25, 1997